SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 11, 2008

BoomJ, Inc.
(Exact Name of Registrant as Specified in its Charter)

Nevada
(State or Other Jurisdiction of Incorporation)

000-52490 (Commission File Number)	98-0512515 (I.R.S. Employer Identification No.)

9029 South Pecos, Suite 2800 Henderson, Nevada (Address of Principal Executive Offices)	89074 (Zip Code)

(702) 463-7000
(Registrant’s Telephone Number, Including Area Code)

(Former name, former address, and former fiscal year, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (See General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 11, 2008, BoomJ, Inc. (the “Company”) appointed Barry Falk, a partner in the corporate finance law firm of Irvine Venture Law Firm, LLP, to BoomJ, Inc.’s Board of Directors. Mr. Falk has also been appointed to serve on the Company's Audit Committee.

Mr. Falk has broad experience in structuring complex financing transactions in diversified industries, including the telecommunications, specialty finance, software and hardware technologies, distribution and retail sectors.  Mr. Falk specializes in corporate and securities law, with an emphasis on business planning, venture capital and mergers and acquisitions. Prior to joining the firm, Mr. Falk worked for the U.S. Securities and Exchange Commission’s Division of Corporation Finance from 1990 through 1993 where he was the senior disclosure attorney for the SEC’s Pacific Region and in the SEC’s Division of Enforcement from 1988 through1990.  Prior to completing his law degree, Mr. Falk worked as an accountant for a national public accounting firm.  Mr. Falk is an investor in several venture capital and angel funds and is active on the board of directors of several private companies.  Mr. Falk received his J.D. degree from Loyola Law School, Los Angeles and his B.S. degree in Accounting from Kean College of New Jersey.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

BOOMJ, INC.

Date: December 11, 2008	By:	/s/ ROBERT MCNULTY
Robert McNulty, Chief Executive Officer